EXHIBIT 10.28

LICENSE AGREEMENT

This License Agreement (this “Agreement”) is made effective as of 18 August, 2003 (the “Effective Date”) by and between Pyrosequencing AB (publ), a corporation existing under the laws of Sweden, having its registered office at Vallongatan 1, SE-752 28 Uppsala, Sweden (“Licensor”), and 454 Corporation, a Delaware corporation with a principal place of business at 20 Commercial Street, Branford, Connecticut, USA 06405 (“Licensee”). Licensor and Licensee are each hereafter referred to individually as a “Party” and together as the “Parties”.

WHEREAS, Licensor is the owner of or otherwise controls certain proprietary Licensed Patent Rights and Licensed Technology (as defined below);

WHEREAS, Licensee desires to obtain a license from Licensor under such Licensed Patents Rights and Licensed Technology to develop and commercialize Licensed Products and to perform Licensed Services;

WHEREAS, Licensor desires to grant such license to Licensee on the terms and subject to the conditions of this Agreement; and

WHEREAS, the Parties acknowledge that the intent of this Agreement is to allow the Licensee to exclusively develop and market products based on the Licensed Technology within the Exclusive Field; and

WHEREAS, Licensor has no intention of competing with Licensee in the Exclusive Field (as defined below) and Licensee has no intention of utilizing Licensed Technology to compete with Licensor outside of the Field.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

Whenever used in the Agreement with an initial capital letter, the terms defined in this Article 1 shall have the meanings specified.

1.1 “Affiliate” shall mean any corporation, firm, limited liability company, partnership or other entity which directly controls or is controlled by or is under common control with a Party to this Agreement. For purposes of this Section 1.1, “control” means ownership, directly or indirectly through one or more Affiliates, of fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

right to control the Board of Directors or equivalent governing body of a corporation or other entity. CuraGen Corporation (“CuraGen”), a Delaware corporation with a place of business at 555 Long Wharf Drive, New Haven, Connecticut, USA, 06511 is hereby deemed by the Parties to be an Affiliate of Licensee for all purposes hereunder and during the entire Term of this Agreement.

1.2 “Co-Exclusive Field” shall mean sequencing applications performing [********************************], including but not limited to the performance of the following activities, or any compenent step or process included within such activities, with respect to any or all organisms and for whatever purposes or purposes: (a) [***********************] (b) [***********************************] (c) [***************************************] and (d) [********************************************************************************************

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1.3 “Confidential Information” shall mean with respect to a Party (the “Receiving Party”), all information (whether or not such information is oral, written or in any other form, or expressly stated to be confidential, and includes, but not limited to this Agreement and its terms and conditions (except as provided in Section 5.3), any information gathered during the performance of this Agreement or activities of the Disclosing Party (as defined below), with particular regard to know-how, technical data, intellectual property and regulatory data) which is disclosed by the other Party (the “Disclosing Party”) to the Receiving Party hereunder or to any of its employees, consultants, Affiliates, licensees or sublicensees, except to the extent that the Receiving Party can demonstrate by written record or other suitable physical evidence that such information, (a) as of the date of disclosure is known to the Receiving Party or its Affiliates other than by virtue of a prior confidential disclosure to such Party or its Affiliates; (b) as of the date of disclosure is in, or subsequently enters, the public domain, through no fault or omission of the Receiving Party; (c) is obtained from a Third Party having a lawful right to make such disclosure free from any obligation of confidentiality to the Disclosing Party; or (d) is independently developed by or for the Receiving Party without reference to or reliance upon any Confidential Information of the Disclosing Party.

1.4 “Control” or “Controlled” shall mean with respect to any intellectual property rights or Technology, the possession by a Party of the ability to grant a license or sublicense of such intellectual property rights, or Technology as provided for herein without violating the terms of any arrangement or agreements between such Party and any Third Party.

1.5 “Cost of Goods” shall mean the cost of [**************************************************************], to be calculated in accordance with internationally generally accepted accounting principles, including but not limited to the following direct costs: (a) components and raw materials purchased from Third Parties and incorporated into such Licensed Products; (b) salary, wages and bonuses paid to persons assembling, manufacturing, inspecting, packaging or handling such Reagent Products; and (c) the following direct overhead costs to the extent attributable to such Reagent Products: rent, utilities and equipment depreciation.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.6 “Exclusive Field” shall mean sequencing applications performing [***************************************], including but not limited to the performance of the following activities, or any compenent step or process included within such activities, with respect to any or all organisms and for whatever purposes or purposes: (a) [********************

*******************************************] (b) [*********************************************] (c) [**************************] and (d) [**************************************************************

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1.7 “Field” shall mean sequencing applications performing [*****************************************], including but not limited to the performance of the following activities, or any component step or process included within such activities, with respect to any or all organisms and for whatever purpose or purposes: (a) [*******************************

******************************] (b) [*************************] (c) [************************************] and (d) [*********************************************************************************************

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1.8 “First Commercial Sale” shall mean the date of the first transaction, transfer or disposition for value to a Third Party of a Licensed Product or Licensed Service by or on behalf of the Licensee.

1.9 “FTE” shall mean the equivalent of the scientific work of one (1) competent scientific person working full time for a year. The term “full time” shall be defined by reference to the labor laws or customs of the country where the relevant individual is employed.

1.10 “Hardware Products” shall mean Licensed Products that consist of hardware or instruments used in SBS [*****

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1.11 “Improvements” shall mean any enhancement, invention or discovery Controlled by Licensor [********

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1.12 “Indemnitee” shall mean either a Licensee Indemnitee or a Licensor Indemnitee as defined in Article 8.

1.13 “Licensed Patent Rights” means all Patent Rights that claim or cover Licensed Technology or Improvements.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.14 “Licensed Product” shall mean any product, the manufacture, use, sale of which would, absent the license granted to Licensee hereunder, infringe any Valid Claim included in the Licensed Patent Rights.

1.15 “Licensed Services” shall mean any service performed by Licensee for a Third Party, the performance of which would, absent the license granted to Licensee hereunder, infringe any Valid Claim included in the Licensed Patent Rights.

1.16 “Licensed Technology” shall mean and include all Technology, whether or not patentable, that is useful for the performance of SBS within the Field and that is Controlled by Licensor as of the Effective Date. Licensed Technology specifically does not include (a) [*******************************************] and (b) [*********************

*******************************].

1.17 “Net Sales” shall mean the gross amount billed by Licensee to Third Parties worldwide for the sales of Reagent Products and/or Hardware Products, less (a) allowances for normal and customary trade, quantity and cash discounts actually allowed and taken, (b) transportation, insurance and postage charges, if prepaid by Licensee or any Affiliate, (c) credits, rebates, returns (including, but not limited to, wholesaler and retailer returns), to the extent actually allowed, and (d) sales, use and other taxes similarly incurred to the extent stated on the invoice as a separate item.

1.18 “Patent Rights” shall mean the rights and interests in and to issued patents and pending patent applications (including inventor’s certificates and utility models) in any country or jurisdiction within the Territory, including all provisionals, substitutions, continuations, continuations-in-part, divisionals, supplementary protection certificates, renewals, all letters patent granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations, patents of addition thereof, PCTs and foreign counterparts, Controlled by a Party.

1.19 “Process Cycle” shall mean the performance of sequencing [**********************************

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1.20 “Pyrosequencing Kit” shall mean all reagents, equipment, components, kits and instructions for preparation and operation that are necessary and sufficient for Licensee to sequence a sample.

1.21 “Reagent Products” shall mean Licensed Products that consist of reagents that are used to perform SBS excluding any kits, reagents or components that are used for Sample Preparation and excluding any hardware or instruments.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

1.22 “Related Technology” shall mean any Technology related to the Field and Controlled by Licensor during the Term, which is not Licensed Technology or Improvements.

Related Technology does not include any Technology of a Third Party that becomes a controlling shareholder of Licensor.

1.23 “Sample Preparation” shall mean any reagents, methods and instruments that are used to prepare a nucleic acid sample for sequencing (including amplification of the sample) up to the initiation of the SBS process.

1.24 “Sequencing by Synthesis” or “SBS” shall mean Licensors’ proprietary process for determining the sequence of genetic material by synthesizing from a template derived from such material.

1.25 “Sublicensee” shall mean any Third Party to whom Licensee grants a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.26 “Technology” shall mean and include any and all proprietary ideas, inventions, discoveries, biologic materials, data, results, formulae, designs, specifications, methods, processes (including, without limitation, purification processes), formulations, techniques, ideas, know-how, technical information (including, without limitation, structural and functional information), process information, and any and all proprietary enzymological, chemical, quality control assay, control and manufacturing data, reagents and materials.

1.27 “Technology Transfer” shall mean the process by which Licensor will enable Licensee to fully exploit in a reasonable manner, the rights and licenses granted to Licensee hereunder, including without limitation, by conveying information relating to the preparation or sourcing of Reagents, by training Licensee in using the Licensed Technology and by delivering to Licensee the proprietary materials that are included within the Licensed Technology, all as more fully set forth herein.

1.28 “Term” shall mean the period commencing on the Effective Date and continuing until the expiration or termination of this Agreement in accordance with the terms hereof (including Section 9).

1.29 “Territory” shall mean everywhere.

1.30 “Third Party” shall mean any person or entity other than Licensee and Licensor.

1.31 “Valid Claim” shall mean a claim in an issued, unexpired patent within the Licensed Patent Rights that (a) has not been revoked, held invalid, or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal, (b) has not been rendered unenforceable through disclaimer or otherwise, and (c) is not lost through an interference proceeding.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.	GRANT OF RIGHTS

2.1 License to Licensee.

2.1.1 Grant of License. For any and all uses within the Field, subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a Semi-Exclusive, royalty-bearing license, including the right to grant sublicenses in accordance with Section 2.1.2, under the Licensed Patent Rights and under all of Licensor’s right, title and interest in and to the Licensed Technology and Improvements, to make, have made, use, have used, sell, offer for sale, have sold, import, and have imported Licensed Products and to perform and have performed Licensed Services in the Territory. For purposes of this Agreement, the term “Semi-Exclusive” shall mean that the license granted herein to Licensee shall be exclusive (even as pertaining to Licensor) within the Field, provided, however, that Licensor hereby retains the right to perform activities within the Co-Exclusive Field without the right to grant further licenses or sublicenses within the Co-Exclusive Field. The Parties hereby acknowledge and agree that Third Party purchasers of products from Licensor for use within the Co-Exclusive Field shall be entitled to use such products within the Co-Exclusive Field, and Third Party recipients of services within the Co-Exclusive Field from Licensor will be entitled to use the materials and data resulting from such services, in both cases free and clear of any claim for a royalty, or other claim, of Licensee, based on or arising under Licensee’s rights hereunder in the Licensed Patents. Licensor shall include the following restrictive language, or language which is substantially equivalent, on all packaging, labels, promotional literature and contracts for products that include or are composed of sequencing applications that are capable, with or without modification, of being used within the Field:

Restriction on Use. [**********************************************************************************

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Licensor shall modify such language as necessary to comply with the laws and regulations of the place of sale of any particular product governed by this Section provided that the resulting language is legally effective to prevent infringement by Licensor, its agents and employees, and the purchase of such product, of Licensee’s rights within the Exclusive Field, and further provided that Licensor shall discontinue sales of such products in any jurisdiction where such legally effective prevention is not reasonably attainable.

2.1.2 Right to Sublicense

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Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

shall include the following restrictive language, or language which is substantially equivalent, on all packaging, labels, promotional literature and contracts for Licensed Products:

Restriction on Use. [************************************************ **********************************

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Licensee shall modify such language as necessary to comply with the laws and regulations of the place of sale of any Licensed Product provided that the resulting language is legally effective to prevent infringement by Licensee, its agents and employees, and the purchase of such Licensed Product, of Licensor’s rights outside of the Field, and further provided that Licensee shall discontinue sales of the Licensed Product in any jurisdiction where such legally effective prevention is not reasonably attainable. To the extent the above notice language converts a sale of Licensed Products into a license, or sublicense, of Licensed Products and any of the rights licensed hereunder, Licensor hereby consents in advance to the grant of all such licenses and sublicenses.

2.1.3 Warranty Concerning Licensed Patent Rights. Licensor hereby represents and warrants that all of the Licensed Patent Rights as of the Effective Date are listed on Schedule A attached hereto and made a part hereof. Licensee covenants that Licensor shall update Schedule A by written notice to Licensee on an annual basis during the Term to include any new patents and patent applications not previously listed. The inclusion or exclusion of a patent or patent application from Schedule A is not to be deemed a conclusive indication of whether that patent or application is or should be considered a “Licensed Patent Right” for purposes of this Agreement. Licensor further warrants that it has no sequencing technology other than SBS in development as of the Effective Date.

2.2 Grant of Option to Related Technology. Licensor shall notify Licensee of any Related Technology and hereby grants to Licensee an exclusive option under Licensor’s right, title and interest in Related Technology until December 31, 2007 (the “Option”). Such Option, as it relates to any particular item of Related Technology, shall be in effect for a period of up to six (6) months from the date of disclosure of such Related Technology pursuant to this Section 2.2 (the “Option Period”). Licensee shall exercise the Option by providing written notice to Licensor within the Option Period of its intent to exercise such Option, at which time the Parties shall in good faith negotiate an agreement for the commercial exploitation of such Related Technology in the Field, which agreement shall contain commercially reasonable terms and conditions. In the event that Licensee fails to exercise the Option as to any particular item of Related Technology or if the Parties fail to enter into a license agreement for the Related Technology with respect to which Licensee exercised its Option, Licensor shall have the right, subject to the other terms and conditions set forth herein, to license such Related Technology to Third Parties with no further obligation to Licensee under the Option.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

2.3 Exclusivity. Licensee agrees not to sell Licensed Products or Licensed Services to Third Parties during the Term for use outside of the Field. For the purposes of clarity, provided that Licensee has otherwise complied with the requirements of this Agreement, including without limitation, Section 2.1.2, Licensee shall not be in breach of this Section 2.3 if a Third Party purchaser of Licensed Products or Licensed Services engages in activities that are not permitted by the terms of any such sale; provided, however, that promptly after becoming aware of such activities by such Third Party purchaser, Licensee shall direct such Third Party purchaser to cease such activities and, unless such Third Party purchaser does promptly cease such activities, Licensee shall not provide such Licensed Products or Licensed Services that are part of such activities to such Third Party purchaser. Licensor agrees not to sell, transfer or convey any rights, licenses, products or components to Third Parties during the Term that could assist or enable such Third Party to manufacture, use, sell or import products, or perform services, within the Exclusive Field. For the purposes of clarity, provided that Licensor has otherwise complied with the requirements of this Agreement, including without limitation, Section 2.1.1, Licensor shall not be in breach of this Section 2.3 if a Third Party engages in activities that are not permitted by the terms of any such sale, transfer or conveyance; provided, however, that promptly after becoming aware of such activities by such Third Party, Licensor shall direct such Third Party to cease such activities and, unless such Third Party does promptly cease such activities, Licensor shall not sell, transfer or convey such rights, licenses, products or components that are part of such activities to such Third Party.

2.4 Obligations to Third Party Licensors. The Parties hereby acknowledge that certain of the Licensed Patent Rights are Controlled by the Licensor by virtue of a license or other agreement between the Licensor and a Third Party (each a “Third Party Licensor”) who owns or otherwise Controls such Patent Rights. The Parties further acknowledge that such agreements contain certain payment or other requirements or obligations pertaining to the grant of sublicenses, or the activities of sublicensees, under such agreements (each such license or agreement is a “Third Party Agreement”).

2.5 Notice. Attached hereto as Exhibit 2.5 are copies of all Third Party Agreements to which Licensor is a party as of the Effective Date. The Third Party Agreements attached hereto have been redacted to remove terms which are not relevant to the Licensee. Licensor agrees to provide prompt notice to the Licensee of any additional Third Party Agreements it enters into during the Term along with a redacted copy of such Third Party Agreements.

2.6 Obligations under Third Party Agreements Licensee hereby agrees to conform to the obligations and restrictions imposed upon it as a sublicensee (a “Sublicensee Party”) under a Third Party Agreement(s), as such obligations and restrictions are set forth in Exhibit 2.5 as amended from time-to-time during the Term. Under certain Third Party Agreements, the Third Party Licensor is entitled to receive payments on account of sales of products by sublicensees (“Third Party Payments”). Licensee hereby assumes the obligation to make all such Third Party Payments as are attributable to the sale of Licensed Products and Licensed Services, by it, its Affiliates and its Sublicensees, as and when required under the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

applicable Third Party Agreements. Each Party further agrees that the Licensee shall have the right, but not the obligation, to fulfill the Licensor’s obligations under any Third Party Agreement, except for obligations under the Third Party Agreements disclosed on Exhibit 2.6, if the Licensor shall fail to do so in a timely and complete manner, in order to avoid a loss or curtailment of the Licensee’s rights under such Third Party Agreement, and that the Licensor shall reimburse the Licensee for all reasonable costs and expenses incurred in so fulfilling such obligations of the Licensor.

2.7 Representation Concerning Third Party Agreements. Licensor hereby represents and warrants, except as disclosed on Exhibit 2.6, as follows: (a) the execution and delivery of this Agreement is not a violation or breach of its obligations under any Third Party Agreement, (b) Licensor has not committed an event of default or breach of any of its obligations under any Third Party Agreement, (c) Licensor will provide Licensee with prompt notice of any alleged event of default or breach of obligations committed by Licensor under any of the Third Party Agreements, (d) the copies of the Third Party Agreements attached hereto as Exhibit 2.5 are true, accurate and, except for the redactions permitted under Section 2.5, complete versions of such agreements, (e) there are no other Third Party Agreements as of the Effective Date and (f) Licensor is not, as of the Effective Date, negotiating any other Third Party Agreements.

3.	DEVELOPMENT AND COMMERCIALIZATION

3.1 Commercialization.

3.1.1 Responsibility within the Exclusive Field. From and after the Effective Date, Licensee shall have full control and authority over the development and commercialization of Licensed Products within the Exclusive Field in the Territory. Licensee shall own all data, results and all other information arising from any such activities within the Exclusive Field under this Agreement, and all of the foregoing information, documentation and materials shall be considered Confidential Information of Licensee. All activities relating to development and commercialization under this Agreement shall be undertaken at Licensee’s sole cost and expense, except as otherwise expressly provided in this Agreement.

3.1.2 Responsibility within the Co-Exclusive Field. The Parties shall, from and after the Effective Date, each have the right to independently develop and commercialize products, in the Territory, for use within the Co-Exclusive Field. The Parties shall independently own all data, results and all other information arising from any such activities within such Fields under this Agreement, and all of the foregoing information, documentation and materials shall be considered Confidential Information. All activities relating to development and commercialization within such Fields under this Agreement shall be undertaken at each Party’s cost and expense, except as otherwise expressly provided in this Agreement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

3.1.3 Diligence. Licensee will exercise commercially reasonable efforts and diligence and comply with all applicable laws in developing and commercializing Licensed Products. If (a) a First Commercial Sale does not occur prior to [**************], or (b) prior to a First Commercial Sale, Licensee fails to allocate a minimum of [***************] per year to developing Licensed Products, then Licensor may, by written notice to Licensee, convert the License granted to Licensee under Section 2.1.1 to a non-exclusive license. All other terms and conditions shall continue in full force and effect in accordance with their terms except that the amounts payable under Article 4 shall be renegotiated in good faith, from time to time, so as to be no more than the amounts payable under the most-favorable non-exclusive license of any of the Licensed Patent Rights granted by the Licensor to a Third Party on an arms length basis at that time, or at any time, during the Term. Licensee shall promptly disclose the terms of each license of the Licensed Patent Rights which it has granted, or which it grants, during the Term so that Licensee may monitor compliance with this Section.

3.2 Technology Transfer. Licensor shall enable Licensee to exercise the licenses granted hereunder by Licensor to Licensee, by undertaking and completing a Technology Transfer as set forth herein. The Licensee acknowledges that the information provided by the Licensor is of extreme importance and very valuable for the Licensor and a breach of the confidentiality in respect of the information disclosed under the Technology Transfer would be extremely severe for the Licensor. The Technology Transfer consists of two phases, the Initial Technology Transfer (as defined in Section 3.2.1), which the Parties aim to complete within one hundred and twenty (120) days after the Effective Date, and the Additional Technology Transfer (as defined in Section 3.2.2). The Licensor shall free of charge provide the Licensee with personnel which will during up to [*****************] assist the Licensee with Initial Technology Transfer. In the event the completion of Initial Technology Transfer requires more than [*********************] by the Licensor, the Licensee shall reimburse the Licensor at the then current cost price for personnel assisting the Licensee (as of July 2003, at cost price per hour per person amounts to [*********************************] per hour). In addition, Licensee shall reimburse Licensor for all its other costs related to such assistance (including materials) during the Technology Transfer.

3.2.1 Initial Technology Transfer. The purpose of the Initial Technology Transfer shall be to enable Licensee to utilize the Licensed Technology to manufacture the Pyrosequencing Kit in its then current form, including (a) [*****************************], (b) [************************************************************], and (c)[**************************************************************************************](“Initial Technology Transfer”).

3.2.2 Additional Technology Transfer. The Parties acknowledge that Licensor will continue to update and augment the technology transfer to Licensee during the Term in order to enable Licensee to fully exploit the rights and licenses granted to Licensee hereunder (“Additional Technology Transfer”). Such update and augmentation shall, when requested by Licensee, typically take place two times per year. Except as provided in Section 3.2, Licensee shall reimburse the Licensor for its costs for personnel assisting the Licensee

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

during Additional Technology Transfer at cost price per hour per person and for all its other costs related to such assistance during the Additional Technology Transfer.

3.2.3 Training and Consultation. The Parties acknowledge that the Technology Transfer will include training and consultation services to be provided by Licensor. Such training and consultation shall be conducted at both Parties’ sites. Licensee shall have reasonable access to such of Licensor’s employees, consultant and advisors as Licensee may request in connection with the Technology Transfer. Representatives of Licensee may from time to time, following reasonable notice to Licensor and during regular business hours, to a reasonable extent visit Licensor’s facilities to monitor activities in order to develop a more complete understanding of the Licensed Technology. For the avoidance of doubt, Licensee shall reimburse Licensor for all its costs related to such training and consultation services as stated in this Section 3.2.

3.2.4 Maximum assistance. The Licensor is not obliged to in total provide more than [*******] for the Initial Technology Transfer and the Additional Technology Transfer.

3.2.5 Option to acquire Pyrosequencing Kits. Licensor hereby grants Licensee an option to acquire Pyrosequencing Kits from Licensor. Licensee shall exercise the option by providing written notice to Licensor of its intent to exercise such option, at which time the Parties shall in good faith negotiate an agreement for the supply.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

4.	PAYMENTS AND ROYALTIES

4.1 License Fee.

4.1.1 Upfront Fee. In consideration of the grant of the license described in Section 2.1 hereof, and subject to the terms and conditions set forth herein, Licensee hereby agrees to pay Licensor a non-refundable upfront license fee in the amount of two million five hundred thousand dollars ($2,500,000) payable as follows: (a) two million dollars ($2,000,000) shall be payable in cash within ten (10) days of the Effective Date and (b) five hundred thousand dollars ($500,000) shall be payable in cash upon the acceptance by the Licensee that the Initial Technology Transfer has been successfully completed. Such acceptance shall not be unreasonably withheld.

4.1.2 Annual Payments. In further consideration of the grant of the license by Licensor hereunder, and subject to the terms and conditions set forth herein, including without limitation the acceptance by Licensee that the Initial Technology Transfer has been successfully completed (such acceptance shall not be unreasonably withheld), Licensee hereby agrees to pay Licensor a non-refundable fee of five hundred thousand dollars ($500,000) in cash payable on each of the first four (4) anniversaries of the Effective Date.

4.2 Payment of Royalties; Royalty Rates; Minimum Royalties

4.2.1 Royalty Payments. In further consideration of the grant of the license by Licensor hereunder, and subject to the other terms of this Agreement (including the remainder of this Section 4), commencing on the date of the First Commercial Sale of each Licensed Product or Licensed Service in each country in the Territory and continuing until the expiration or termination of the last Licensed Patent Rights claiming the manufacture, use, sale or importation of a Licensed Product, or the performance of a Licensed Service, in any country in the Territory, Licensee shall pay to Licensor a royalty on Licensed Product sold, and Licensed Services performed, by Licensee in each country in the Territory according to the following table:

Item Sold	Royalty Base and Rate

[**************]	[****] of Net Sales

[**************]	[****] of Net Sales

[**************]	[****] of Cost of Goods

Except for transfers pursuant to Section 4.6, sales or other disposals of Reagent Products and Hardware Products other than in a bona fide arms length transaction exclusively for cash, shall be deemed to constitute a sale at the relevant open market price in the country in which the sale

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or other disposal occurs, or, if that price is not ascertainable, a reasonable price assessed on an arms length basis for the supply of Reagent Products or Hardware Products.

The rates set forth in the table above shall be automatically decreased by [*************] of the amount indicated in the table effective for royalties payable on or after January 1, 2014 and prior to December 31, 2014 and shall be automatically decreased by an additional [****************] of the amount indicated in the table effective for royalties payable on or after January 1, 2015.

Anything herein to the contrary notwithstanding, the royalty on Net Sales of Hardware Products described above shall not accrue or become payable unless and until a patent issues in the US or a major European Union country with claims as set forth in patent application number [*********].

4.2.2 Third Party Royalty Offset. All Third Party Payments and, in the event that Licensee, in order to exploit the license granted to it under Section 2.1 of this Agreement in any country, makes payments to one or more Third Parties (with the Third Party Payments such amounts are “FTO Payments”) as consideration for a license to an issued patent or patents, in the absence of which the Licensed Product or Licensed Service could not legally be manufactured, used, sold or imported into such country, then Licensee shall have the right to reduce the royalties as set forth herein. If FTO Payments and the payments due under Section 4.2.1 in respect of a Licensed Product or Licensed Service exceed, in the aggregate, [***********] of the Net Sales for Reagent Products, or exceed [***********] of the Net Sales for Hardware Products, or exceed [***********] of the Cost of Goods for Licensed Services, in any country, then the amounts that would otherwise be due to Licensor pursuant to Section 4.2.1 above shall be reduced by an amount equal to [***********] of such FTO Payments. Notwithstanding the foregoing, such reductions shall in no event reduce such royalty for such Licensed Product or Licensed Service in any such country to less than [***********] of the rates otherwise specified above.

4.2.3 Credit for Annual Payments and Exclusivity Payments. [***********] of the third and fourth annual payments made under Section 4.1.2 and of each Exclusivity Payment paid under Section 4.3.1 shall be credited against royalties payable under Section 4.2 as and when such royalties become due and payable, until such credit has been taken in full.

4.3 Exclusivity Payments.

4.3.1 Payment. To maintain the Semi-Exclusive status of the license granted by Licensor hereunder, and subject to the other terms and conditions of this Agreement, Licensee shall pay Licensor non-refundable exclusivity payments as set forth herein (“Exclusivity Payments”). On each of the [***********] anniversaries of the Effective Date, the Exclusivity Payment shall be [*******************] and thereafter, the Exclusivity Payment will be reduced to [***********

********************************] for the [*********] anniversary, and [****************************] for each anniversary thereafter. In the

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

event that Licensee fails to make the Exclusivity Payments as called for herein, then Licensor may, by written notice to Licensee, convert the License granted to Licensee under Section 2.1.1 to a non-exclusive license. All other terms and conditions shall continue in full force and effect in accordance with their terms except that the amounts payable under Article 4 shall be renegotiated in good faith, from time to time, so as to be no more than the amounts payable under the most-favorable non-exclusive license of any of the Licensed Patent Rights granted by the Licensor to a Third Party on an arms length basis at that time, or at any time, during the Term. Licensor shall promptly disclose the terms of each license of the Licensed Patent Rights which it has granted, or which it grants, during the Term so that Licensee may monitor compliance with this Section.

4.4 Payment Terms.

4.4.1 Payment of Royalties and Other Payments. Unless otherwise expressly provided, Licensee shall make any fees, license or royalty payments owed to Licensor hereunder in arrears, [******************************************]. Each royalty payment shall be accompanied by a report for each country in the Territory in which sales of Licensed Products or Licensed Services occurred in the calendar quarter covered by such statement, specifying: the total Net Sales, the total Cost of Goods, the applicable royalty rate under this Agreement; and the royalties payable.

4.4.2 Overdue Royalties. Subject to the other terms of this Agreement, any payments not paid within the time period set forth in this Section 4 shall bear interest at a rate of [***************] per month from the due date until paid in full, provided that in no event shall said annual rate exceed the maximum interest rate permitted by law in regard to such payments. Such royalty payment when made shall be accompanied by all interest so accrued.

4.4.3 Currency. All amounts referred to herein are in United States dollars. All payments made hereunder shall be made in United States dollars. With respect to sales outside of the United States, payments shall be calculated based on currency exchange rates for the last day of the quarter in respect of which such payment is owing. The exchange rate shall be obtained from the Wall Street Journal, Eastern U.S. Edition, or, if not available, the rate reported by a similar agency as agreed to by the Parties.

4.4.4 Tax Withholding; Restrictions on Payment. All payments hereunder shall be made free and clear of any taxes, duties, levies, fees or charges, except for withholding taxes (to the extent applicable). Licensee shall make any applicable withholding payments due on behalf of Licensor and shall provide Licensor upon request with such written documentation regarding any such payment as available to Licensee relating to an application by Licensor for a foreign tax credit for such payment with the United States Internal Revenue Service.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

4.5 Records Retention; Review.

4.5.1 Royalties. Commencing as of the date of First Commercial Sale of the first Licensed Product or Licensed Service hereunder, Licensee and its Affiliates shall keep for at least three (3) years from the end of the calendar year to which they pertain complete and accurate records of sales by Licensee or its Affiliates, as the case may be, of each Licensed Product or Licensed Service, in sufficient detail to allow the accuracy of the payments hereunder to be confirmed.

4.5.2 Review. Subject to the other terms of this Section 4.5.2, at the request of Licensor, which shall not be made more frequently than [*****************] during the Term, upon at least [***************] days’ prior written notice from Licensor, and at the expense of Licensor (except as otherwise provided herein), Licensee shall permit an independent certified public accountant reasonably selected by Licensor and reasonably acceptable to Licensee to inspect (during regular business hours) the relevant records required to be maintained by Licensee under this Section 4.5. In every case the accountant must have previously entered into a confidentiality agreement with both Parties substantially similar to the provisions of Section 5 and limiting the disclosure and use of such information by such accountant to authorized representatives of the Parties and the purposes germane to this Section 4.5. Results of any such review shall be binding on both Parties absent manifest error. Each Party agrees to treat the results of any such accountant’s review of the other Party’s records under this Section 4.5 as Confidential Information of the other Party subject to the terms of Section 5. If any review reveals a deficiency in the calculation and/or payment of royalties by Licensee, then (a) Licensee shall promptly pay Licensor the amount remaining to be paid, and (b) if such underpayment is by seven [******************] or more, Licensee shall pay the reasonable out-of-pocket costs and expenses incurred by Licensor in connection with the review.

4.5.3 Other Parties. Licensee shall include in any agreement with its Affiliates terms requiring such party to retain records as required in this Section 4.5 and to permit Licensor to inspect such records as required by this Section 4.5.

4.6 Internal Research and Development Uses. The Parties acknowledge that, anything herein to the contrary notwithstanding, Licensee shall make no payments hereunder in connection with the use of the Licensed Technology for internal research and development purposes or the internal use of the results, information or data generated in connection with such use. “Internal research and development”, as used in this Section 4.6, shall be defined as the development by Licensee or CuraGen of Licensed Products and Licensed Services, the completion of the Technology Transfer and other internal research and development efforts.

5.	TREATMENT OF CONFIDENTIAL INFORMATION

5.1 Confidential Obligations. Licensor and Licensee each recognize that the other Party’s Confidential Information constitutes highly valuable and proprietary confidential information. Licensor and Licensee each agree that during the Term and for [******] years thereafter, it will keep confidential, and will cause its employees and consultants to keep

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

confidential, all Confidential Information of the other Party. Neither Licensor nor Licensee nor any of their respective employees and consultants shall under any circumstances use Confidential Information of the other Party for any purpose whatsoever other than exercising any rights granted to it or reserved by it hereunder. Without limiting the foregoing, each Party may disclose information to the extent such disclosure is necessary to (a) file and prosecute patent applications and/or maintain patents which are filed or prosecuted in accordance with the provisions of this Agreement, or (b) file, prosecute or defend litigation in accordance with the provisions of this Agreement or (c) comply with applicable laws, regulations (including regulations of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded) or court orders; provided, however, that if a Party is required to make any such disclosure of the other Party’s Confidential Information in connection with any of the foregoing, it will give reasonable advance notice to the other Party of such disclosure requirement and will use reasonable efforts to assist such other Party in efforts to secure confidential treatment of such information required to be disclosed.

5.2 Limited Disclosure and Use. Licensor and Licensee each agree that any disclosure of the other Party’s Confidential Information to any of its employees and consultants shall be made only if and to the extent necessary to carry out its rights and responsibilities under this Agreement and shall be limited to the maximum extent possible consistent with such rights and responsibilities and shall only be made to the extent any such persons are bound by written confidentiality obligations, at least as restrictive as those provisions of this Agreement, to maintain the confidentiality thereof and not to use such Confidential Information except as expressly permitted by this Agreement. Licensor and Licensee each further agree not to disclose or transfer the other Party’s Confidential Information to any Third Parties under any circumstance without the prior written approval from the other Party (such approval not to be unreasonably withheld), except as otherwise expressly permitted by this Agreement. Each Party shall take such action, and shall cause the Third Parties to whom it has disclosed Confidential Information pursuant to this Section 5.2, take such action, to preserve the confidentiality of each other’s Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information, using, in all such circumstances, not less than reasonable care. Each Party, upon the request of the other Party, will return all the Confidential Information disclosed or transferred to it by the other Party pursuant to this Agreement, including all copies and extracts of documents and all manifestations in whatever form, within sixty (60) days of such request or, if earlier, the termination or expiration of this Agreement; provided however, that a Party may retain (a) any Confidential Information of the other Party relating to any license which expressly survives such termination and (b) one (1) copy of all other Confidential Information in inactive archives solely for the purpose of establishing the contents thereof.

5.3 Publicity. Anything in this Article 5 to the contrary notwithstanding, Licensee shall have the right to issue a press release that will include a description of the technology which is the subject matter of this Agreement, the identity of the Licensor and the Licensee, a description of the Semi-Exclusive nature of the grant and a description of the Field. Neither Party may publicly disclose the terms or any other matter of fact regarding this Agreement without the prior written consent of the other Party, which consent shall not be

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

unreasonably withheld or delayed; provided, however, that either Party may make such a disclosure to the extent required by law or by the requirements of any nationally recognized securities exchange, quotation system or over-the-counter market on which such Party has its securities listed or traded. In the event that such disclosure is required as aforesaid, the disclosing Party shall make reasonable efforts to provide the other Party with notice beforehand and to coordinate with the other Party with respect to the wording and timing of any such disclosure. Licensee, CuraGen and Licensor, upon the execution of this Agreement, will issue a joint press release with respect to this transaction in the form attached hereto as Exhibit 5.3. Either Party may make subsequent public disclosure of the contents of such press release without the further approval of the other Party.

5.4 Equitable relief. Each Party further understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement particularly regarding this Article 5, by either Party hereto or any of such Party’s representatives and that the non-breaching Party will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by either party of this Agreement, but shall be in addition to all other remedies available at law or equity.

5.5 Certain Rights and Obligations of CuraGen. The Parties and CuraGen acknowledge and intend that, for the benefit of both Parties, CuraGen will have substantial access to Confidential Information of Licensor during the Term of this Agreement. Subject to the other terms and conditions set forth herein, including without limitation Article 10, the Parties and CuraGen agree that CuraGen shall have the same rights and obligations under this Article 5 as if CuraGen were an additional “Licensee.” For avoidance of doubt, CuraGen’s rights and obligations under this Article 5 shall be direct and shall not constitute or create a guaranty by CuraGen of Licensee’s obligations or liabilities hereunder.

6.	PROVISIONS CONCERNING THE FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS

6.1 Patent Filing, Prosecution and Maintenance. Subject to the other terms of this Section 6.1, Licensor shall be responsible for preparing, filing, prosecuting, obtaining and maintaining, at its sole cost, expense and discretion, all Licensed Patent Rights in the relevant major market countries as reasonably decided by Licensor, typically the United States, the relevant major market countries within the European Union and Japan. Licensor: (i) will inform Licensee of all patent applications within Licensed Patent Rights and other patent filings that are relevant to the Field on the Effective Date by providing Schedule A, (ii) will annually update Schedule A, and (iii) will provide Licensee with a copy of any patent application within Licensed Patent Rights and other patent filings that are relevant to the Field at the time of such filing. If Licensor decides to not preserve a Licensed Patent Right (all or in part), Licensee may undertake to make such preservation at its own expense, in which case Licensor will assign to Licensee all of its rights to such patent application and invention and any subsequently issued patent thereon

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

in the country or countries in which Licensee undertakes such filing(s), each of which thereafter will be owned solely by Licensee. However, Licensor shall in such case have the right to royalty free sublicensable licenses on all such Licensed Patent Rights outside the Exclusive Field, free of charge.

6.2 Notice of Infringement. If, during the Term, either Party learns of any actual, alleged or threatened infringement by a Third Party of any Licensed Patent Rights under this Agreement, such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such infringement.

6.3 Infringement of Patent Rights within the Field. Licensee shall have the first right (but not the obligation), at its own expense and with legal counsel of its own choice, to bring suit (or take other appropriate legal action) against any actual, alleged or threatened infringement of the Licensed Patent Rights where a substantial part of such infringing activity is within the Exclusive Field. Licensor shall have the right, at its own expense, to be represented in any such action by Licensee by counsel of Licensor’s own choice; provided, however, that under no circumstances shall the foregoing affect the right of Licensee to control the suit as described in the first sentence of this Section 6.3. If Licensee does not file any action or proceeding against such infringement within [***********] after the later of (i) Licensee’s notice to Licensor under Section 6.2 above, (ii) Licensor’s notice to Licensee under Section 6.2 above, or (iii) a written request from Licensor to take action with respect to such infringement, then Licensor shall have the right (but not the obligation), at its own expense, to bring suit (or take other appropriate legal action) against such actual, alleged or threatened infringement, with legal counsel of its own choice, but shall not be permitted to settle any such suit without the prior consent of Licensee, which consent shall not be unreasonably withheld. Any damages, monetary awards or other amounts recovered within the Field, whether by judgment or settlement, pursuant to any suit, proceeding or other legal action taken under this Section 6.3, shall applied as follows:

(a) First, to reimburse the Parties for their respective costs and expenses (including reasonable attorneys’ fees and costs) incurred in prosecuting such enforcement action;

(b) Second, to Licensee in reimbursement for lost sales (net of royalties) associated with Licensed Products and Licensed Services and to Licensor in reimbursement for lost royalties owing hereunder based on such lost sales;

(c) Third, any amounts remaining shall be allocated [***********] to each Party.

If a Party brings any such action or proceeding hereunder, the other Party agrees to be joined as party plaintiff if necessary to prosecute such action or proceeding, and to give the Party bringing such action or proceeding reasonable assistance and authority to file and prosecute the suit; provided, however, that neither Party shall be required to transfer any right, title or interest in or to any property to the other Party or any Third Party to confer standing on a Party hereunder.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

6.4 Claimed Infringement. In the event that a Party becomes aware of any claim that the practice by Licensee of Licensed Patent Rights infringes the intellectual property rights of any Third Party, such Party shall promptly notify the other Party. In any such instance, the Parties shall cooperate and shall mutually agree upon an appropriate course of action. Each Party shall provide to the other Party copies of any notices it receives from Third Parties regarding any patent nullity actions, any declaratory judgment actions, any alleged infringement of Licensed Patent Rights or any alleged misappropriation of intellectual property with respect to Licensed Technology. Such notices shall be provided promptly, but in no event after more than [*************] days following receipt thereof.

6.5 Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Licensed Patent Right is invalid or otherwise unenforceable (an “Invalidity Claim”), whether as a defense in an infringement action brought by Licensor or Licensee pursuant to Section 6.3 or in an action brought against Licensor or Licensee under Section 6.4, the Parties shall cooperate with each other in preparing and formulating a response to such Invalidity Claim. Neither Party shall settle or compromise any Invalidity Claim without the consent of the other Party, which consent shall not be unreasonably withheld.

7.	REPRESENTATIONS AND WARRANTIES

7.1 Licensor Representations. Licensor represents and warrants to Licensee as of the Effective Date that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Licensor corporate action;

(b) this Agreement is a legal and valid obligation binding upon Licensor and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Licensor is a party or by which it is bound;

(c) Licensor has the full right and legal capacity to grant the rights granted to Licensee hereunder without violating the rights of any Third Party as of the Effective Date;

(d) To the best of Licensor’s knowledge, Licensed Patent Rights have been properly filed and prosecuted and Licensor is the sole owner or exclusive licensee of the Licensed Patent Rights and Licensed Technology;

(e) Licensor is not aware of any Third Party patent, patent application or other intellectual property rights that it is infringing as it is commercializing its product portfolio as of the Effective Date; and

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

(f) Licensor is not aware of any infringement by a Third Party of the Licensed Patent Rights in Schedule A as of the Effective Date.

7.2 Licensee Representations. Licensee represents and warrants to Licensor as of the Effective Date that:

(a) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all appropriate Licensee corporate action; and

(b) this Agreement is a legal and valid obligation binding upon Licensee and enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Parties does not conflict with any agreement, instrument or understanding to which Licensee is a party of or by which it is bound.

7.3 No Warranties.

7.3.1 Nothing in this Agreement is or shall be construed as:

(a) a warranty or representation by either Party as to the validity or scope of any patent application or patent licensed hereunder;

(b) a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted pursuant to this Agreement is or will be free from infringement of patents, copyrights, and other rights of third parties.

7.3.2 Except as expressly set forth in this Agreement, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF TITLE OR OF NON-INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OF THIRD PARTIES, OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

8.	INDEMNIFICATION AND PARENT COMPANY GUARANTEE

8.1 Indemnification.

8.1.1 Licensee Indemnity. Subject to Section 8.1.2 below, Licensee shall indemnify, defend and hold harmless Licensor and its respective directors, officers,

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

employees, stockholders and agents and their respective successors, heirs and assigns (the “Licensor Indemnitees”) from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Licensor Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters, to the extent arising out of (a) any material breach of this Agreement by Licensee, or (b) the gross negligence or willful misconduct on the part of Licensee or any Affiliate, in any such case under this Section 8.1.1, except to the extent of Licensor’s responsibility therefor under Section 8.1.2 below.

8.1.2 Licensor Indemnity. Subject to Section 8.1.1 above, Licensor shall indemnify, defend and hold harmless Licensee and its respective directors, officers, employees, and agents, and their respective successors, heirs and assigns (the “Licensee Indemnitees”), from and against any liability, damage, loss or expense (including reasonable attorneys’ fees and expenses of litigation) incurred by or imposed upon such Licensee Indemnitees, or any of them, in connection with any Third Party claims, suits, actions, demands or judgments, including, without limitation, personal injury and product liability matters (but excluding any patent infringement matters, which are governed by Section 6 above), to the extent arising out of (a) any material breach of this Agreement by Licensor, or (b) the gross negligence or willful misconduct on the part of Licensor or any Affiliate, in any such case under this Section 8.1.2, except to the extent of Licensee’s responsibility therefor under Section 8.1.1 above.

8.2 Indemnification Procedures. In the event that any Indemnitee is seeking indemnification under Section 8.1 above from a Party (the “Indemnifying Party”), the other Party shall notify the Indemnifying Party of such claim with respect to such Indemnitee as soon as reasonably practicable after the Indemnitee receives notice of the claim, and the Party (on behalf of itself and such Indemnitee) shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration) and shall cooperate as requested (at the expense of the Indemnifying Party) in the defense of the claim. The indemnification obligations under Article 8 shall not apply to any harm suffered as a direct result of any delay in notice to the Indemnifying Party hereunder or to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld or delayed unreasonably. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnifying Party and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by Section 8.1.

8.3 Parent Company Guarantee. For so long as Licensee is a majority-owned subsidiary of CuraGen, CuraGen hereby guarantees as for its own debt, the obligations of the Licensee under Sections 4.1 and 9.2.2 of this Agreement.

8.4 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY OR ANY OF THEIR AFFILIATES BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

DAMAGES OF THE OTHER PARTY, ARISING OUT OF OR RELATING TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, ITS PERFORMANCE HEREUNDER OR THE EXERCISE OF THE RIGHTS CONVEYED HEREIN, OR FOR LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.

9.	TERM AND TERMINATION

9.1 Term; Expiration. The Term shall expire upon the expiration of all Licensed Patent Rights listed on Schedule A as such Schedule A exists on the seventh (7th) anniversary of the Effective Date. Upon the expiration of the Term of this Agreement, Licensee shall have a fully paid-up, irrevocable, freely transferable and sublicensable license under all of Licensors right, title and interest in the Licensed Technology and Improvements and Licensed Patent Rights listed on Schedule A as such Schedule A exists on the seventh (7th) anniversary of the Effective Date, to make, have made, use, have used, sell, have sold, offer for sale, import and have imported Licensed Products and to perform and have performed Licensed Services in the Territory, for any and all uses within the Field, subject only to the surviving provisions of this Agreement.

9.2 Termination Rights for Breach.

9.2.1 Termination for Breach. Subject to the other terms of this Agreement, this Agreement and the rights and options granted herein may be terminated by either Party upon any material breach by the other Party of any material obligation or condition, effective thirty (30) days after giving written notice to the breaching Party of such termination in the case of a payment breach and ninety (90) days after giving written notice to the breaching Party of such termination in the case of any other breach, which notice shall describe such breach in reasonable detail. The foregoing notwithstanding, if such default or breach is cured or remedied or shown to be non-existent within the aforesaid thirty (30) or ninety (90) day period, the notice shall be automatically withdrawn and of no effect. However, prior to giving any notice of termination for breach, the Parties shall first attempt to resolve any disputes as to the existence of any breach as set forth in Article 10.

9.2.2 Voluntary Termination. Licensee shall have the right to terminate this Agreement at any time upon ninety (90) days written notice to Licensor. If the Licensee terminates this Agreement pursuant to this Section 9.2.2 before it has paid the Licensor a license fee under Section 4.1 amounting to [**************************], the Licensee shall pay the difference between the amount it has paid as license fee under Section 4.1 and [***************************] within thirty (30) days after such termination; provided, however, that Licensee shall have no obligation to make any such payment if at the time of such termination Licensee has tried in good faith but has been unable to obtain the right to practice under a patent or patents, in the absence of which, a Licensed Product

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

or Licensed Service could not legally be manufactured, used, sold or imported in or into a country or jurisdiction and this materially impacts the commercialization of such Licensed Product or Licensed Service.

9.3 Termination for Bankruptcy. In the event that either Party files for protection under bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within sixty (60) days of the filing thereof, then the other Party may terminate this Agreement effective immediately upon written notice to such Party.

9.4 Effects of Termination.

9.4.1 Termination for Licensee Breach. Upon any termination of this Agreement by Licensor under Section 9.2.1 or by Licensee pursuant to Section 9.2.2, as of the effective date of such termination all relevant licenses and sublicenses granted by Licensor to Licensee hereunder shall terminate automatically. Notwithstanding the foregoing, (a) no such termination of this Agreement shall be construed as a termination of any valid sublicense of any Sublicensee hereunder, and thereafter each such Sublicensee shall be considered a direct licensee of Licensor, provided that (i) such Sublicensee is then in full compliance with all terms and conditions of its sublicense, (ii) all accrued payments obligations to Licensor have been paid, and (iii) such Sublicensee agrees in writing to assume all applicable obligations of Licensee under this Agreement, and (b) Licensee and its Affiliates and Sublicensees shall have the right, for six (6) months or such longer time period (if any) on which the Parties mutually agree in writing, to sell or otherwise dispose of all Licensed Products then on hand, and to perform Licensed Services, with royalties to be paid to Licensor as provided for in this Agreement.

9.4.2 Termination for Licensor Breach. Upon any termination of this Agreement by Licensee under Section 9.2.1, as of the effective date of such termination, Licensee thereafter automatically shall have a fully sublicensable and transferable, fully paid up (subject to the remainder of this Section 9.4), exclusive license in the Territory under the Licensed Patent Rights and Licensed Technology, to make, have made, use, have used, sell, have sold, offer for sale, import and have imported Licensed Products and to perform and have performed Licensed Services in the Territory, for any and all uses within the Field, provided that Licensee shall pay, for the remainder of any royalty term under Section 4.4 above, in lieu of any payments including license fees or royalties it would otherwise owe to Licensor under this Agreement, a royalty equal [************] of the royalty rate that would otherwise apply with respect to the Licensed Products and Licensed Services hereunder.

9.5 Remedies. Except as otherwise expressly set forth in this Agreement, the termination provisions of this Article 9 are in addition to any other relief and remedies available to either Party at law.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

9.6 Surviving Provisions. Notwithstanding any provision herein to the contrary, the rights and obligations of the Parties set forth in Sections 4.2, 4.4, 4.5, 5, 7.3, 8, 9.4, 9.5, 9.6, 10, 11.1, 11.3, 11.4, and Section 1 to the extent any defined terms are used in other surviving Section, as well as any rights or obligations otherwise accrued hereunder (including any accrued payment obligations), shall survive the expiration or termination of the Term. Without limiting the generality of the foregoing, Licensee shall have no obligation to make any payment of license fees or royalty payment to Licensor that has not accrued prior to the effective date of any termination of this Agreement, but shall remain liable for all such payment obligations accruing prior to the effective date of such termination.

10.	DISPUTES

10.1 Negotiation. The Parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relates to either Party’s rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by written notice to the other Party, have such dispute referred to their respective senior officials designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated senior officials are as follows:

For Licensee: Chief Executive Officer

For Licensor: Chief Executive Officer

In the event the designated senior officials are not able to resolve such dispute within the thirty (30) day period, either Party may invoke the provisions of Section 10.2.

10.2 Arbitration. Subject to Section 10.1, any dispute, controversy or claim initiated by either Party arising out of, resulting from or relating to this Agreement, or the performance by either Party of its obligations under this Agreement (other than bona fide Third Party actions or proceedings filed or instituted in an action or proceeding by a Third Party against a Party), whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other Party. Any such arbitration shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by a panel of three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in London, England. The arbitrators shall have the authority to grant injunctions and/or specific performance and to allocate between the parties the costs of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Notwithstanding the foregoing, either Party shall have the right, without waiving any right or remedy available to such Party under this Agreement or otherwise, to seek and obtain from any

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

court of competent jurisdiction any interim or provisional relief that is necessary or desirable to protect the rights or property of such Party, pending the selection of the arbitrators hereunder or pending the arbitrators’ determination of any dispute, controversy or claim hereunder.

11.	MISCELLANEOUS

11.1 Notification. All notices, requests and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth above or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by facsimile transmission (to be followed with written fax confirmation), (iii) sent by private courier service providing evidence of receipt, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by the recipient, (iii) if sent by private courier, on the day such notice is delivered to the recipient, or (iv) if sent by registered or certified mail, on the fifth (5th) business day following the day such mailing is made.

11.2 Language. This Agreement has been prepared in the English language and the English language shall control its interpretation.

11.3 Governing Law. This Agreement will be construed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts (excluding its body of law controlling conflicts of law).

11.4 Limitations. Except as expressly set forth in this Agreement, neither Party grants to the other Party any right or license to any of its intellectual property and nothing in this Agreement shall be construed as a transfer of ownership of the License Patent Rights or the Licensed Technology.

11.5 Entire Agreement. This is the entire Agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings and agreements between the Parties with respect to the subject matter hereof. No modification shall be effective unless in writing with specific reference to this Agreement and signed by the Parties.

11.6 Waiver. The terms or conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any condition or term shall be deemed as a continuing waiver of such condition or term or of another condition or term.

11.7 Headings. Section and subsection headings are inserted for convenience of reference only and do not form part of this Agreement.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

11.8 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned, delegated or otherwise transferred, in whole or part, by either Party without the prior express written consent of the other; provided, however, that either Party may, without the written consent of the other, assign this Agreement and its rights and delegate its obligations hereunder to its Affiliates, or in connection with the transfer or sale of all or substantially all of such Party’s assets or business, or in the event of its merger, consolidation, change in control or similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment in violation of this Section 11.8 shall be wholly void and invalid, the assignee shall acquire no rights whatsoever and the other party shall not recognize, nor shall it be required to recognize the assignment. This provision limits each Party’s rights and power to assign this agreement and/or the rights hereunder. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties.

11.9 Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of such Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

11.10 Construction. The Parties hereto acknowledge and agree that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

11.12 Severability. If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the Term hereof or otherwise affects the validity of any other material provision of this Agreement, it is the intention of the Parties that the remainder of this Agreement shall not be affected thereby provided that a Party’s rights under this Agreement are not materially affected. The Parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid, illegal or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated.

11.13 Status. Nothing in this Agreement is intended or shall be deemed to constitute a partner, agency, employer-employee, or joint venture relationship between the Parties.

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

11.14 Section 365(n). All licenses granted under this Agreement are deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of right to “intellectual property” as defined in Section 101 of such Code. The Parties agree that Licensee may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, regardless of whether either Party files for bankruptcy in the United States or other jurisdiction. The Parties further agree that, in the event Licensee elects to retain its rights as a licensee under such Code, Licensee shall be entitled to complete access to any technology licensed to it hereunder and all embodiments of such technology. Such embodiments of the technology shall be delivered to the Licensee not later than:

(a) the commencement of bankruptcy proceedings against the licensor, upon written request, unless the licensor elects to perform its obligations under the Agreement, or

(b) if not delivered under Section 11.14 above, upon the rejection of this Agreement by or on behalf of Licensee, upon written request.

11.15 Export Compliance. Licensee and its Affiliates and Sublicensees shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce. Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries. Licensee hereby gives written assurance that it will comply with, and will cause its Affiliates and Sublicensees to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or Sublicensees, and that it will indemnify, defend, and hold Licensor harmless (in accordance with Section 8) for the consequences of any such violation.

11.16 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.17 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representative.

454 CORPORATION		PYROSEQUENCING AB (PUBL)

By:	/s/ Richard F. Begley	By:	/s/ Erik Wallden

Title:	President and CEO	Title:	President

CuraGen hereby acknowledges its obligations under Article 5 and Section 8.3 in this Agreement.

CURAGEN CORPORATION

By:	/s/ Christopher K. Mcleod

Title:	Executive Vice President

Certain confidential information contained in this Exhibit, marked by brackets and asterisks, were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.